UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________
FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): January 18, 2015
 AMERICAN RESIDENTIAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)
 __________________

Maryland	001-35899	45-4941882
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

7047 East Greenway Parkway, Suite 350
Scottsdale, AZ 85254
(Address of principal executive offices) (Zip code)

(480) 474-4800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Effective January 18, 2015, the maturity date under the $500 million senior secured revolving credit facility (the “Credit Facility”) of American Residential Properties, Inc. (the “Company”) was extended from January 18, 2015 to January 18, 2016 pursuant to Section 2.13 of the Amended and Restated Credit Agreement, dated as of September 17, 2013 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among American Residential Leasing Company, LLC, the Company, American Residential GP, LLC, American Residential Properties OP, L.P. (the “Operating Partnership”), American Residential Properties TRS, LLC, and the subsidiaries of the Operating Partnership from time to time party thereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and a lender and the other lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESIDENTIAL PROPERTIES, INC.

January 20, 2015	By:	/s/ Shant Koumriqian
Name: Shant Koumriqian
Title: Chief Financial Officer and Treasurer